Exhibit 99.2

Contact:	Gary Thompson – Media Harrah’s Entertainment, Inc. (702) 407-6529	Jonathan Halkyard – Investors Harrah’s Entertainment, Inc. (702) 407-6080

Harrah’s Entertainment Announces Supplement to Offer Materials for Exchange Offers,

Consent Solicitations and Tender Offers for Harrah’s Operating Company Debt Securities

LAS VEGAS—March 17, 2009

Harrah’s Entertainment, Inc. (“HET”), announced today that, in connection with the previously announced private exchange offers (the “Exchange Offers”) and consent solicitations (the “Consent Solicitations”) by Harrah’s Operating Company, Inc. (“HOC”) for and relating to its outstanding securities listed below (collectively, the “Old Notes”), as well as the previously announced tender offers (the “HBC Tender Offers”) by Harrah’s BC, Inc. (“HBC”) for Old Notes listed below as having an Acceptance Priority Level of 2 (collectively, the “Priority 2 Notes”) that participate in the Exchange Offers, a supplement (the “Offering Supplement”) to the confidential offering memorandum and consent solicitation statement dated March 5, 2009 for the Exchange Offers, Consent Solicitations and HBC Tender Offers (the “Offering Memorandum” and together with the Offering Supplement, the “Offering Documents”) will be made available to eligible investors. The Offering Supplement updates the Offering Memorandum to include financial information based on the audited financial statements for the year ended December 31, 2008 included in HET’s recently filed annual report on Form 10-K.

CUSIP / ISIN	Old Notes	Acceptance Priority Level
413627AQ3 / US413627AQ32	5.50% Senior Notes due 2010	1
700690AQ3 / US700690AQ34	7.875% Senior Subordinated Notes due 2010	1
413627AH3 / US413627AH33	8.0% Senior Notes due 2011	1
700690AL4 / US700690AL47 700690AK6 / US700690AK63	8.125% Senior Subordinated Notes due 2011	1
413627AN0 / US413627AN01	5.375% Senior Notes due 2013	1
413627AU4 / US413627AU44	5.625% Senior Notes due 2015	2
413627AX8 / US413627AX82	6.5% Senior Notes due 2016	2
413627AW0 / US413627AW00	5.75% Senior Notes due 2017	2
413627 BF6 / US413627BF67	10.75% / 11.5% Senior Toggle Notes due 2018	3
413627BE9 / US413627BE92 413627AY6 / US413627AY65 U24658AJ2 / USU24658AJ23	10.75% Senior Notes due 2016	3

HET also announced that, in connection with the previously announced cash tender offers (the “Retail Tender Offers”) by HOC to all holders of Old Notes that are not eligible to participate in the Exchange Offers, a supplement (the “Retail Offer Supplement”) to the offer to purchase dated March 5, 2009 for the Retail Tender Offers (the “Offer to Purchase” and together with the Retail Offer Supplement, the “Retail Offering Documents”) will be made available to such holders.

The Offering Supplement and the Retail Offer Supplement may be obtained by contacting Global Bondholder Service Corporation, the information agent for the offers, at (866) 736-2200 (Toll-Free) or (212) 925-1630 (Collect).

The Exchange Offers, Consent Solicitations and the HBC Tender Offers are subject to the conditions set forth in the Offering Documents and the Consent and Letter of Transmittal (collectively, the “Offer Materials”). The Retail Tender Offers are subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal (the “Retail Offer Materials”).

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The Exchange Offers and the HBC Tender Offers are being made only to qualified institutional buyers and accredited investors and to certain non-U.S. investors located outside the United States. The Offer Materials and the other documents relating to the Exchange Offers, Consent Solicitations and the HBC Tender Offers will only be distributed to holders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for the Exchange Offers and the HBC Tender Offers. The Retail Offering Documents will only be distributed to holders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for the Retail Tender Offers. Noteholders who desire a copy of either eligibility letter should contact Global Bondholder Service Corporation, the information agent for the offers, at (866) 736-2200 (Toll-Free) or (212) 925-1630 (Collect).

The Exchange Offers, Consent Solicitations, the HBC Tender Offers and the Retail Tender Offers are being made solely pursuant to the Offer Materials or the Retail Offer Materials, as applicable, which set forth the complete terms of the exchange offers, the tender offers and the consent solicitations. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Old Notes or any other securities of HOC or HET. It also is not a solicitation of consents to the proposed amendments to the indentures. No recommendation is made as to whether holders of the securities should tender their securities or give their consent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Harrah’s Entertainment

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; Harrah’s also owns the London Clubs International family of casinos and the World Series of Poker®. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the impact of the company’s significant indebtedness; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost effectively integrate acquisition into our operations; changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; the potential difficulties in employee retention as a result of the sale of the company to affiliates of TPG Capital and Apollo Management; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

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